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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  March 3, 2000

                              Netcentives Inc.
           (Exact name of Registrant as specified in its charter)


           Delaware                    0-27253               93-1213291
       (State or other          (Commission File Number)       (I.R.S.
  jurisdiction of Employer                               Identification No.)
incorporation or organization)

                             475 Brannan Street
                          San Francisco, CA  94107
             (Address of principal executive offices) (Zip code)


                               (415) 538-1888
            (Registrant's telephone number, including area code)

             690 Fifth Street, San Francisco, California  94107
        (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets

          On March 3, 2000, Netcentives Inc., a Delaware corporation (the "Company"), acquired UVN Holdings, Inc., an Arizona corporation ("UVN"), by the
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merger (the "Merger") of Brown Dog Acquisition Corporation, a Delaware
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corporation and wholly-owned subsidiary of the Company with and into UVN.  The
Merger was accomplished pursuant to the Agreement and Plan of Merger, dated March 3, 2000, among the Company, UVN and Brown Dog Acquisition Corporation (the "Merger Agreement") and related documents. All of the shareholders of UVN had
 ----------------
approved the Merger Agreement. As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of UVN common stock and each outstanding share of UVN Common Stock was converted into 28.8575 shares of the Company's Common Stock.

          A total of 277,032 shares of the Company's Common Stock were issued to former UVN shareholders in exchange for the acquisition by the Company of all outstanding UVN capital stock. In addition, as part of the transaction, the Company issued 58,500 shares of its Common Stock to SHC Direct, LLC to purchase its limited liability company interest in Universal Value Network, LLC and 36,000 shares of its Common Stock to extinguish certain indebtedness of UVN.
All of the shares issued under the Merger Agreement were restricted securities exempt from registration under the Securities Act of 1933.

          The Merger Agreement also provides that the Company will pay to the former UVN shareholders an additional 48,888 shares of Common Stock in the aggregate if certain revenue targets are achieved for the fiscal years ended December 31, 2000 and December 31, 2001.

          The number of shares of the Company's Common Stock issued to the shareholders of UVN was determined pursuant to a formula set forth in the Merger Agreement. The formula was agreed upon in arms' length negotiations and took account of various factors concerning the relative valuations of the Company and UVN. For purposes of determining the number of shares of Common Stock issuable under the Merger Agreement, each share of Common Stock of the Company was valued at $52.00.

          Under the terms of the Merger Agreement and a related Escrow Agreement, a total of approximately 41,555 shares of the Company's Common Stock will be held in escrow for the purpose of indemnifying the Company and certain affiliates against certain liabilities of UVN. Such escrow will expire on March 3, 2001.

          The Acquisition will be accounted for as a purchase transaction.

          UVN, a co-developer of the Momentum program and creator of the Momentum technology-based support system, is a relationship management company based in Tempe, Arizona. UVN develops programs for a variety of consumer and merchant environments. UVN manages the data processing of all Momentum transactions. The Company intends to integrate UVN into the Company to continue the development and operation of UVN's merchant loyalty programs. The Company will also integrate UVN's proprietary front-end platform into its existing technology and product offerings for merchants, portals and financial
institutions.   This

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acquisition is in keeping with the Company's stated strategy to expand its
SecureRewards(TM) Architecture through acquisition and development.


Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired.
             -----------------------------------------

             It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than May 19, 2000.

         (b) Pro Forma Financial Information.
             -------------------------------

             It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than May 19, 2000.

         (c) Exhibits.
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             2.1  Agreement and Plan of Merger dated March 3, 2000, among the
                  Company, Brown Dog Acquisition Corporation and UVN.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              NETCENTIVES INC.
                              (Registrant)



Date:  March 20, 2000         By:   /s/ John F. Longinotti
                                    ----------------------
                                    John F. Longinotti
                                    Executive Vice President, Operations, and
                                    Chief Financial Officer


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                              INDEX TO EXHIBITS


                                                        Sequentially
Exhibit                                                   Numbered
Number    Description                                       Page
------    -----------                                  --------------
2.1       Agreement and Plan of Merger dated
          March 3, 2000 among the Company,
          Brown Dog Acquisition Corporation and UVN.

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